U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           INTERCOM TECHNOLOGIES CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                                          13-2932511
-------------------------------                      --------------------------
(State or other jurisdiction of                      (I.R.S. Employer I.D. No.)
incorporation or organization)

               AMBASSADOR CAPITAL GROUP, INC. CONSULTING AGREEMENT
              MID-CONTINENTAL SECURITIES CORP. CONSULTING AGREEMENT
               STEVEN L. SISKIND, ESQ. LEGAL CONSULTING AGREEMENT
             -------------------------------------------------------
                              (Full Title of Plan)


            Dominick Pope, 195 Tenth Avenue, New York, New York 10011
            ---------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (212) 924-7595
          ------------------------------------------------------------
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                         Maximum      Maximum
Title of                                 Offering     Aggregate  Amount of
Securities          Amount to be         Price Per    Offering   Registration
to be Registered    Registered (1)       Share        Price      Fee
-----------------------------------------------------------------------------
Common Stock        173,090              $.25         $43,273    $67.14


(1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Based on the average bid and asked price of the Company's common stock in over-the counter trading on March 25, 1999.

PROSPECTUS

                           INTERCOM TECHNOLOGIES CORP.
                                195 Tenth Avenue
                            New York, New York 10306


                        (173,000 SHARES OF COMMON STOCK)

     This Prospectus relates to the offer and sale of INTERCOM TECHNOLOGIES CORP. a New York corporation (the "Company") of shares of its $.0001 par value common stock (the "Common Stock") to certain consultants of the Company (the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 173,090 shares of the Common Stock in consideration for services rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section 16 (b) of the Exchange Act (See General Information -- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol ICTM.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Date of this Prospectus is March 25, 1999

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The
Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Intercom Technologies Corp., 195 Tenth Avenue, New York, New York 10011.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington, D. C 20549. Copies may be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus, copies of these reports, and other information may also be examined at the offices of the NASD at 1735 K Street N.W. Washington, DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS
                                                                Page
                                                                ----

PART I .......................................................... 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS ............ 1

ITEM 1.  PLAN INFORMATION ....................................... 1

GENERAL INFORMATION ............................................. 1

The Company ..................................................... 1
Purpose ......................................................... 1
Common Stock .................................................... 1
The Consultant .................................................. 1
No Restrictions on Transfer ..................................... 1
Tax Treatment to the Consultant ................................. 1
Restrictions on Resale .......................................... 2

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION .... 2

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
         INFORMATION ............................................ 2

Legal Opinion and Experts ....................................... 2
Indemnification of Officers and Directors ....................... 3

PART II ......................................................... 3

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT .............. 3

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE ................ 3

ITEM 4.  DESCRIPTION OF SECURITIES .............................. 3

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL ................. 3

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS .............. 3

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED .................... 6

ITEM 8.  EXHIBITS ............................................... 6

ITEM 9.  UNDERTAKINGS ........................................... 6

SIGNATURES ...................................................... 8

EXHIBIT INDEX ................................................... 9

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 195 Tenth Avenue, New York, New York, 10010 (212) 924-7597

Purposes

     The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company will be able to use the services of the Consultants in connection with financial advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Copies of the agreements have been filed as an exhibit to this registration Statement.

COMMON STOCK

     The Board has authorized the issuance of up to 173,000 shares of the Common stock to the Consultants upon effectiveness of this registration statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Documents Incorporated By Reference and Additional Information

     The Company hereby incorporates by reference (i) its annual report of Form 10K-SB for the year ended September 30, 1998, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-QSB filed under the Securities or Exchange Act subsequent to any filed form 10K-SB, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus of any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Request should be addressed to the Company at 195 Tenth Avenue, New York, New York, 10011.

Legal Opinions and Experts

     Steven L. Siskind has rendered an opinion on the validity of the securities being registered. Mr. Siskind is not an "affiliate" of the Company and does not have a substantial interest in the registrant. (See
PART II, ITEM 5 - Interests of Named Experts and Counsel)

     The financial statements of INTERCOM TECHNOLOGIES CORP. incorporated by reference in the Company's Annual Report (Form 10K-SB) for the year ended September 30, 1998 have been audited by Nelson Mayoka and Company, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c) below, are  incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         (a) Registrant's latest Annual Report, if any, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other report filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

         (c) The latest prospectus, if any, filed pursuant to Rule 424(b) under the Securities Act.

Item 4.  Description of Securities

     The securities being registered are common stock $.0001 par value.

Item 5.  Interests of Named Experts and Counsel

     Steve L. Siskind, who is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of his legal consulting agreement.

Item 6.  Indemnification of Directors and Officers

Section 722 of the New York Business Corporation Law empowers a New York Corporation to indemnify any person who is, or is threatened to be made, a part to any threatened, pending or completed action, suit or preceding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent or another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of
(1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, an agreement, vote or otherwise.

     Article IX of the Corporation's By-Laws provides as follows:

     Section 1. The Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation. The indemnification authorized under this
Section 1 shall in no case include:

(a) Amounts paid in settling or otherwise disposing of a threatened action, or a pending action with or without court approval, or

(b) Expenses incurred in defending a threatened action, or a pending action which is settled or otherwise disposed of without court approval.

     Section 2. The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation or served such other Corporation in any capacity, against judgments, fines and amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interest of the corporation, and, in criminal actions or proceedings in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in the best interest of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

     Section 3. To the extent that a director, officer or employee or the agent of the Corporation has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Sections 1 or 2, he shall be entitled to indemnification as authorized in such Sections.

     Section 4. Any indemnification under Sections 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

     Section 6. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         (a) The following  exhibits are filed as part of this S-8  Registration
Statement   pursuant  to  Item  601  of  Regulation  S-B  and  are  specifically incorporated herein by this reference:

Exhibit No.      Title

4.               Not Applicable

5. Opinion of Steve L. Siskind regarding the legality of the securities registered.

10.1             Consulting Agreement with Ambassador Capital
                 Group, Inc.,

10.2             Consulting Agreement with Mid-Continental Securities Corp.

10.3             Legal Consulting Agreement Steve L. Siskind

15.              Not Required

23.1 Consent of Steve L. Siskind, to the use of his opinion with respect to the legality of the securities being registered hereby contained in Item 5, above.

23.2             Consent of Nelson, Mayoka & Company, Certified Public
                 Accountants

27.              Not Required

28.              Not Required

29.              Not Required

Item 9.  Undertakings

     1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.







                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the date set forth below.

Dated:  March 25, 1999
                                           INTERCOM TECHNOLOGIES CORP.



                                           By: /s/Dominick Pope
                                               ------------------------
                                               Dominick Pope, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Corporation and in the capacities and on the dates indicated.


Dated:  March 25, 1999                     /s/Dominick Pope
                                           ----------------------------------
                                           Dominick Pope, Principal Financial
                                           and Accounting Officer & Director



Dated:  March 25, 1999                     /s/David Lutzker
                                           -----------------------
                                           David Lutzker, Director



Dated:  March 25, 1999                     /s/Marvin Sands
                                           ----------------------
                                           Marvin Sands, Director

Form S-8 Registration Statement

EXHIBIT INDEX

     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement            Descriptions                                      Numbered Page

5.                   Opinion of Counsel                                      10

10.                  Consulting Agreement with Ambassador
                     Capital Group, Inc.                                     11

10.1                 Consulting Agreement with
                     Mid-Continental Securities, Inc.                        13

10.2                 Legal Consulting Agreement with
                     Steven L. Siskind                                       15

23.1                 Consent of Steven L. Siskind                            10
                     (included in Opinion of Counsel - Exhibit 5)

23.2                 Consent of Nelson Mayoka and Company                    17
                     Certified Public Accountants

                                  Law Offices
                               Steven L. Siskind
                                   Suite 403
                                645 Fifth Avenue
                               New York, NY 10022
                                       ---
                                 (212) 750-2002
                               Fax (212) 371-8527

Member of New York                                     Florida Office,
and Flordia Bars                                       One Financial Plaza
                                                       Suite 2626
                                                       Ft. Lauderdale, FL  33394
                                                       (305) 523-2626

                                    EXHIBIT 5

                                 March 25, 1999

Intercom Technologies Corp.
195 Tenth Avenue
New York, NY  10011

Gentlemen:

     I have reviewed a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 173,090 shares of common stock, $.001 par value per share (the "Shares") of Intercom Technologies Corp. (the "Company"), which Shares have been issued pursuant to the Company's consulting agreements and plans filed as exhibits to the Registration Statement (collectively, the "Agreement").

     I have examined the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies, certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement and the Shares, when issued against payment therefor, in accordance with the terms of the Agreement, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                          Very truly yours,

                                                          ----------------------
                                                          Steven L. Siskind
SLS:eg

EXHIBIT 10

                              CONSULTING AGREEMENT

     This Agreement is made and entered into as of the 1st day of March, 1999, by and between designees of Ambassador Capital Group, Inc., a corporation organized under the laws of the State of Nevada, with principal offices at 515 Madison Avenue, New York, New York (the "Consultant"), and Intercom Technologies Corp., a corporation organized under the laws of the State of New York with principal offices at 195 Tenth Avenue, New York, New York (the "Company").

     WHEREAS, Consultant has rendered valuable consulting services to the Company and shall continue to render such services from time to time; and

     WHEREAS, the parties hereto desire to memorialize Consultant's services and compensate Consultant therefor;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. The Company hereby recognizes and agrees that Consultant has rendered, and will continue to render consulting advice to the Company specifically relating to transactions not of a capital raising nature, consisting of, but not limited to, consulting for mergers and acquisition, corporate filings and other general services in connection with proposed mergers with various companies ("Consulting Services").

  2. In consideration for the Consulting Services rendered and to be rendered by Consultant to the Company, the Company hereby agrees to issue to Consultant 86,545 shares of common stock of the Company (the "Shares"). Consultant hereby acknowledges that the aforementioned Shares are in full payment for the services rendered.

  3. The Shares will be registered pursuant to the Securities Act of 1933 on Form S-8, and, as such, will have no restrictive legend on them or other restrictions on transfer or resale.

  4. Consultant has performed, and will perform the Consulting Services described herein as an independent contractor and not as an employee of the Company or affiliate thereof.

  5. This Agreement may be terminated by either party upon 30 days written notice to the other party.

  6. This Agreement between the Company and the Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, among the parties with respect to the matters set forth herein.

  7. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.


  8.     This  Agreement  shall be binding upon and inure to the benefit of each
         of   the   parties   hereto,   their   respective   successors,   legal
         representatives and assigns.

  9. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

 10. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

 11. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts of the State of New York located in New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objections they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed, as of the day and year first above written.

                                           AMBASSADOR CAPITAL GROUP, INC.


                                        By:
                                           ----------------------------
                                           INTERCOM TECHNOLOGIES CORP.


                                        By:
                                           ----------------------------

EXHIBIT 10.1

                              CONSULTING AGREEMENT

     This Agreement is made and entered into as of the 1st day of March, 1999, by and between designees of Mid-Continental Securities Corp., a corporation organized under the laws of the State of Delaware, with principal offices at 515 Madison Avenue, New York, New York (the "Consultant"), and Intercom Technologies Corp., a corporation organized under the laws of the State of New York with principal offices at 195 Tenth Avenue, New York, New York (the "Company").

     WHEREAS, Consultant has rendered valuable consulting services to the Company and shall continue to render such services from time to time; and

     WHEREAS, the parties hereto desire to memorialize Consultant's services and compensate Consultant therefor;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. The Company hereby recognizes and agrees that Consultant has rendered, and will continue to render consulting advice to the Company specifically relating to transactions not of a capital raising nature, consisting of, but not limited to, consulting for mergers and acquisition, corporate filings and other general services in connection with proposed mergers with various companies ("Consulting Services").

  2. In consideration for the Consulting Services rendered and to be rendered by Consultant to the Company, the Company hereby agrees to issue to Consultant 76,545 shares of common stock of the Company (the "Shares"). Consultant hereby acknowledges that the aforementioned Shares are in full payment for the services rendered.

  3. The Shares will be registered pursuant to the Securities Act of 1933 on Form S-8, and, as such, will have no restrictive legend on them or other restrictions on transfer or resale.

  4. Consultant has performed, and will perform the Consulting Services described herein as an independent contractor and not as an employee of the Company or affiliate thereof.

  5. This Agreement may be terminated by either party upon 30 days written notice to the other party.

  6. This Agreement between the Company and the Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, among the parties with respect to the matters set forth herein.

  7. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

  8.     This  Agreement  shall be binding upon and inure to the benefit of each
         of   the   parties   hereto,   their   respective   successors,   legal
         representatives and assigns.

  9. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

 10. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

 11. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts of the State of New York located in New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objections they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed, as of the day and year first above written.

                                       MID-CONTINENTAL SECURITIES CORP.


                                       By:
                                           ----------------------------

                                       INTERCOM TECHNOLOGIES CORP.


                                       By:
                                           ----------------------------

EXHIBIT 10.2

                           LEGAL CONSULTING AGREEMENT

     This Agreement is made and entered into as of the 1st day of March, 1999 by and between Steven L. Siskind, Esq. ("SLS") with principal offices at 645 Fifth Avenue, Suite 403, NY, NY and Intercom Technologies Corp. a New York corporation with principal offices at 195 Tenth Avenue, New York, New York 10011 (the "Company").

     WHEREAS, SLS rendered legal consulting services to the Company from January 1, 1999 through March 15, 1999, and

     WHEREAS, the parties hereto desire to memorialize SLS's services and compensate SLS therefor;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Purpose: The Company hereby recognizes and agrees that SLS has rendered legal consulting advice to the Company specifically relating to transactions, not of a capital raising nature ("Legal Consulting Services").

     2.  Compensation:  In  consideration  for  the  Legal  Consulting  Services rendered by SLS to the Company, valued at $5,000 as recognized in this Agreement, the Company hereby agrees to issue to SLS 10,000 shares of the Company's Common Stock, (the "Shares"), and SLS acknowledges that the aforementioned Shares are in full payment for the Legal Consulting Services.

     3. Registration: The Company hereby agrees to immediately register the Shares pursuant to a Registration Statement on Form S-8.

     4. SLS is an Independent Contractor: SLS has performed the Legal Consulting Services described herein as an independent contractor and not as an employee of the Company or an affiliate thereof.

     5.  Miscellaneous:

         (a) This Agreement between the Company and SLS constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

         (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

         (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

         (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

         (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

         (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles, The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts of the State of New York located in New York, New York, and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objections they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                       --------------------------------
                                       Steven L. Siskind


                                       INTERCOM TECHNOLOGIES CORP.



                                       BY:
                                           ----------------------------
                                           Dominick Pope, President

EXHIBIT 23.2

                                     [logo]
                         Nelson, Mayoka & Company, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 551 5th Avenue
                               New York, New York
                                   10176-0001
                                    -------
                              Tel. (212) 697-7979
                              Fax. (212) 697-8997

                                  DIRECT LINE

                                                                  March 23, 1999

Intercom Technologies Corp.
195 10th Avenue
New York, NY 10011

Gentlemen:

  We consent to incorporation by reference in Form S-8 of Intercom Technologies Corp. of our report dated as of February 4, 1999 relating to the balance sheet of Intercom Technologies Corp. and the related statements of income, cash flow and statement of changes to stockholders' equity for the year ended September 30, 1998, which report is included in the September 30, 1998 annual report on Form 10-KSB.






                                                        Nelson, Mayoka & Company